EIX Executive Deferred Compensation Plan
                                                  As Amended January 1, 1998







                              EDISON INTERNATIONAL

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                           As Amended January 1, 1998

ARTICLE 1 DEFINITIONS.................................................1


ARTICLE 2 PARTICIPATION...............................................4

         2.1  Commencement............................................4
         2.2  Annual Deferral.........................................5
         2.3  Continuation of Participation...........................5

ARTICLE 3 EMPLOYEE DEFERRALS..........................................6

         3.1  Participation Election..................................6
         3.2  Alternative Exercise of Qualifying Awards...............6
         3.3  Deferral of Special Awards..............................7
         3.5  Benefit Adjustment......................................7
         3.6  Vesting.................................................7

ARTICLE 4 MATCHING CREDITS............................................8

         4.1  Amount..................................................8
         4.2  Vesting.................................................8

ARTICLE 5 DEFERRAL ACCOUNTS...........................................8

         5.1  Deferral Accounts.......................................8
         5.2  Timing of Credits.......................................8

ARTICLE 6 RETIREMENT BENEFITS.........................................9

         6.1  Amount..................................................9
         6.2  Form of Retirement Benefits.............................9
         6.3  Commencement of Benefits................................9
         6.4  Small Benefit Exception.................................9

ARTICLE 7 TERMINATION BENEFITS.......................................10

         7.1  Amount.................................................10
         7.2  Form of Termination Benefits...........................10

ARTICLE 8 SURVIVOR BENEFITS..........................................10

         8.1  Pre-Retirement Survivor Benefit........................10
         8.2  Post-Retirement Survivor Benefit.......................10
         8.3  Post-Termination Survivor Benefit......................11
         8.4  Changing Form of Benefit...............................11
         8.5  Small Benefit Exception................................11

ARTICLE 9 DISABILITY.................................................11


ARTICLE 10 CHANGE OF CONTROL.........................................11

ARTICLE 11 SCHEDULED AND UNSCHEDULED WITHDRAWALS.....................11

         11.1  Scheduled Withdrawals.................................11
         11.2  Unscheduled Withdrawals...............................12

ARTICLE 12 CONDITIONS RELATED TO BENEFITS............................13

         12.1  Nonassignability......................................13
         12.2  Financial Hardship Distribution.......................13
         12.3  No Right to Assets....................................13
         12.4  Protective Provisions.................................13
         12.5  Withholding...........................................13

ARTICLE 13 PLAN ADMINISTRATION.......................................14


ARTICLE 14 BENEFICIARY DESIGNATION...................................14


ARTICLE 15 AMENDMENT OR TERMINATION OF PLAN..........................14

         15.1  Amendment of Plan.....................................14
         15.2  Termination of Plan...................................15
         15.3  Amendment or Termination After Change of Control......15
         15.4  Exercise of Power to Amend or Terminate...............15
         15.5  Constructive Receipt Termination......................15

ARTICLE 16 CLAIMS AND REVIEW PROCEDURES..............................15

         16.1 Claims Procedure.......................................15
         16.2 Review Procedure.......................................16
         16.3 Dispute Arbitration....................................16

ARTICLE 17 MISCELLANEOUS.............................................18

         17.1  Successors............................................18
         17.2  ERISA Plan............................................18
         17.3  Trust.................................................18
         17.4  Employment Not Guaranteed.............................18
         17.5  Gender, Singular and Plural...........................18
         17.6  Captions..............................................18
         17.7  Validity..............................................18
         17.8  Waiver of Breach......................................19
         17.9  Applicable Law........................................19
         17.10  Notice...............................................19

                              EDISON INTERNATIONAL

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                           As Amended January 1, 1998





                                    PREAMBLE



Plan benefits are available to eligible executives and key management employees of Edison International and its participating affiliates. Amounts of compensation deferred by Participants pursuant to this Plan accrue as liabilities of the participating affiliate at the time of the deferral under the terms and conditions set forth herein. By electing to defer compensation under the Edison International Executive Deferred Compensation Plan, Participants consent to Edison International sponsorship of the Plan, but acknowledge that Edison International is not a guarantor of the benefit obligations of other participating affiliates. Each participating Edison International affiliate is responsible for payment of the accrued benefits under the Plan with respect to its own executives and key management employees subject to the terms and conditions set forth herein.


                                    ARTICLE 1
                                   DEFINITIONS

Capitalized terms in the text of the Plan are defined as follows:

Administrator means the Compensation and Executive Personnel Committee of the Board of Directors of Edison International.

Affiliate means Edison International or any corporation or entity which (i) along with Edison International, is a component member of a "controlled group of corporations" within the meaning of Section 414(b) of the Code, and (ii) has approved the participation of its executives in the Plan.

Alternative Exercise means the exercise of all or a portion of a Qualifying Award in exchange for an amount equal to the gain that would otherwise have been realized by the Participant being credited under this Plan.

Alternative Exercise Agreement means an agreement entered into between Edison International and an Eligible Employee in accordance with Article 2 pursuant to which the Eligible Employee elects to defer under this Plan the gain resulting from any subsequent exercise of the Qualifying Award.




<PAGE 1>


Annual Deferral means the amount of Compensation which the Participant elects to defer for a calendar year pursuant to Articles 2 and 3 of the Plan.

Base Salary means the Participant's annual basic rate of pay from the Employer (excluding Bonus, special awards, commissions, severance pay, and other non-regular forms of compensation) before reductions for deferrals under the Plan or the SSPP.

Beneficiary means the person or persons or entity designated as such in accordance with Article 14 of the Plan.

Bonus means the amount paid in cash to the Participant by the Employer in the form of an annual incentive award before reductions for deferrals under the Plan.

Change of Control means either: (i) the dissolution or liquidation of Edison International or an Employer; (ii) a reorganization, merger or consolidation of Edison International or an Employer with one or more corporations as a result of which Edison International or an Employer is not the surviving corporation;
(iii) approval by the stockholders of Edison International or an Employer of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of Edison International or an Employer;
(iv) approval by the stockholders of Edison International or an Employer of any merger or consolidation of Edison International or an Employer, in which the holders of voting stock of Edison International or an Employer immediately before the merger or consolidation will not own 50% or more of the outstanding voting shares of the continuing or surviving corporation immediately after the merger or consolidation; or (v) a change of at least 51% (rounded to the next whole person) in the membership of the Board of Directors of Edison International or an Employer within a 24-month period, unless the election or nomination for election by stockholders of each new director within the period was approved by the vote of at least 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twenty-four-month period, except that any replacement of directors who are employees of Edison International or an Employer, with other employees of Edison International or an Employer, will be disregarded and not be considered a change in membership. Notwithstanding the foregoing, any reorganization, merger or consolidation of an Employer with Edison International or another Employer will be disregarded and not be considered a Change of Control.

Code means the Internal Revenue Code of 1986, as amended.

Compensation means the sum of the Participant's Base Salary and Bonus for a calendar year before deferral under this Plan or the SSPP.

Crediting Rate means the rate at which interest will be credited to Participant Deferral Accounts. The rate will be determined annually in advance of the calendar year and will be equal to 120 percent of the Index Rate. Edison International reserves the right to prospectively change the Crediting Rate or formula.

Deferral Account means the notional account established for record keeping purposes for a Participant pursuant to Article 5 of the Plan.


<PAGE 2>


Deferral Period means the calendar year covered by a valid Participation Election previously submitted by a Participant, or in the case of a newly eligible Participant, the balance of the calendar year following the date of the Participation Election.

Disability means the permanent and total disability of the Participant as determined by the Employer.

EIX means Edison International.

Eligible Employee means a key employee of an Affiliate, who (i) is a U.S. employee or an expatriate who is based and paid in the U.S., (ii) is designated by the Administrator as eligible to participate in the Plan (subject to the restriction in Sections 10.2 and 12.2 of the Plan), and (iii) qualifies as a member of the "select group of management or highly compensated employees" under ERISA.

Employer means the Affiliate employing the Participant.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Excess SSPP shall mean the amount of Base Salary deferred under Section 3.5 of the Plan.

Financial Hardship means an unexpected and unforeseen financial disruption arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Administrator or its designee. Needs arising from foreseeable events such as the purchase of a residence or education expenses for children will not, alone, be considered a Financial Hardship.

Index Rate means the 120-month average rate of 10-year U.S. Treasury Notes determined for any calendar year as of October 15th of the prior year.

Matching Credit means the credit added to the Participant's Deferral Account under Article 4.

Matching Base means (i) the amount of the Primary Salary Deferral or (ii) the difference between the Participant's Base Salary and the Code Section 401(a)(17) compensation limit, or (iii) the difference between the Participant's Base Salary and the Code 402(g) limitation divided by 0.06, whichever is greater.

Participant means an Eligible Employee who has elected to participate and has completed a Participation Election or Alternative Exercise Agreement pursuant to
Article 2 of the Plan.

Participation  Election  means  the  Participant's  written  election  to  defer
Compensation   under  the  Plan   submitted  on  the  form   prescribed  by  the
Administrator for that purpose.

Plan means the EIX Executive Deferred Compensation Plan.

Primary Salary Deferral means the amount deferred from Base Salary that is not Excess SSPP. The Primary Salary Deferral is subtracted from Base Salary before SSPP Contributions and Excess SSPP deferrals are calculated.



<PAGE 3>


Qualifying Award means an award granted to an Eligible Employee under the EIX Management Long-Term Incentive Compensation Plan, the EIX Officer Long-Term Incentive Compensation Plan or the EIX Equity Compensation Plan, other than an EIX nonqualified stock option, and evidenced in writing that provides (or is amended to provide) that the award may be Alternatively Exercised under this Plan; provided, however, that an award will not be a Qualifying Award if it will expire, by its terms, before the end of the six-month period commencing with the date that the Alternative Exercise Agreement is submitted to and received by the Administrator.

Retirement means a separation from service under terms constituting a retirement for purposes of the nonqualified executive retirement plan covering the Participant.

Scheduled Withdrawal means a distribution of all or a portion of the vested amount of deferrals and earnings credited to the Participant's Deferral Account as elected by the Participant pursuant to the provisions of Article 11 of the Plan.

SSPP means the Southern California Edison Company Stock Savings Plus Plan as amended from time-to-time.

Termination for Cause means the Termination of Employment of the Participant upon willful failure by the Participant to substantially perform his or her duties for the Employer or the willful engaging by the Participant in conduct which is injurious to the Employer, monetarily or otherwise.

Termination of Employment means the voluntary or involuntary cessation of the Participant's employment with the Employer for any reason other than death or Retirement. Termination of Employment will not be deemed to have occurred for purposes of this Plan if the Participant is reemployed by an Affiliate within 30 days of ceasing work with the Employer.

Unscheduled Withdrawal means a distribution of all or a portion of the vested amount and earnings credited to the Participant's Deferral Account as requested by the Participant pursuant to the provisions of Article 11 of the Plan.

Valuation Date means the last day of the month in which Termination of Employment, Retirement, or death occurs, or the day before a Scheduled Withdrawal or Unscheduled Withdrawal occurs.

Vesting means the Participant's right to receive any amount deferred, Matching Credits, and/or earnings thereon as provided in Article 4.


                                    ARTICLE 2
                                  PARTICIPATION


2.1  Commencement

(a) Salary and Bonus. An Eligible Employee will become a Participant in the Plan on the first day of the calendar year or the first day of the pay period coincident with or next following the date the employee became an Eligible Employee, provided the Eligible Employee has submitted to the Administrator a Participation Election prior to





<PAGE 4>

that date. Except for employees who become newly eligible during the calendar year, the Participation Election must be submitted to the Administrator during the enrollment period designated by the Administrator which will always be prior to the commencement of the calendar year.

(b) Qualifying Awards. An Eligible Employee may also become a Participant in the Plan by electing to alternatively exercise all or a portion of a Qualifying Award as provided in Section 3.2.


2.2  Annual Deferral

Subject to the restrictions in Article 3, the Eligible Employee will designate his or her Annual Deferral for the covered calendar year on the Participation Election.


2.3  Continuation of Participation

A Participant may not elect to defer Compensation under the Plan unless the Participant is an Eligible Employee for the calendar year for which the election is made. Once a Deferral Account balance has been established, the individual will continue as a Participant in the Plan until the Participant no longer has a Deferral Account balance under the Plan. In the event a Participant is later employed by an affiliated company that does not participate in the Plan, the Participant's Annual Deferral will cease, and the Participant's Deferral Account will remain in effect until such time as the benefits are distributed as elected on the Participant's last valid Participation Election or Alternative Exercise Agreement.



                                    ARTICLE 3
                               EMPLOYEE DEFERRALS


3.1  Participation Election

(a) Annual Deferral. Eligible Employees may elect to make an Annual Deferral under the Plan by submitting a Participation Election during the applicable enrollment period. The Participant may designate a specified amount or a percentage of Base Salary to be deferred as a Primary Salary Deferral. The Participant may designate a specified amount, a percentage, or a whole percentage in excess of a specified amount of Bonus to be deferred. The Participant may also designate a percentage rate, up to the maximum deferral rate permitted under the SSPP, at which to defer additional amounts of Base Salary as Excess SSPP once the limits of SSPP contributions are reached as provided in Section 3.5. Once made, this Participation Election will continue to apply for subsequent Deferral Periods unless the Participant submits a new Participation Election form during a subsequent enrollment period changing the deferral amount or revoking the existing election. A Participation Election may be revoked by the Participant upon 30 days written notice to the Administrator; however, such Participant will be ineligible to make an Annual Deferral under the Plan for the following calendar year.

<page 5>

(b) Minimum Annual Deferral. The minimum amount of Base Salary that may be designated as Primary Salary Deferral is $2,000. The minimum amount of Bonus that may be designated for deferral is $2,000.
There is no minimum percentage.

(c) Maximum Annual Deferral. The maximum Primary Salary Deferral from Base Salary for a calendar year is 75% of Base Salary. The maximum deferral from Bonus for a calendar year is 100% of the Bonus.


3.2  Alternative Exercise of Qualifying Awards

(a) Form of Agreement. Eligible Employees may elect to defer gains on future exercises of Qualified Awards by completing and executing an Alternative Exercise Agreement and submitting it to the Administrator. Such an election is irrevocable. The Alternative Exercise Agreement must specify the portion of the Qualifying Award that the Participant will alternatively exercise under this Plan. Acting through any of its officers, EIX will execute the Alternative Exercise Agreement and return a copy to the Participant. Subject to the limitations of Section 5.2(b), the Qualifying Award may be exercised by submitting a notice of Alternative Exercise on the form approved by the Administrator for that purpose.

(b) Limited Ability to Exercise Qualifying Award. Any Qualifying Award (or portion thereof) which is subject to an Alternative Exercise Agreement may not be exercised at all during the six-month period following the date the Administrator receives the Participant's Alternative Exercise Agreement. Upon any exercise thereafter, gains will be credited as provided under Section 5.2(c). The Qualifying Award remains subject to all applicable limitations as to the time or times during which it may be exercised as provided in the terms and conditions of the Qualifying Award.

(c) Termination of Alternative Exercise Agreements. If, prior to the end of the six-month period described above, (i) a Participant's employment with the Company (including any Subsidiary) is terminated, or (ii) unless the Committee otherwise provides, a Change of Control event occurs, the Participant's Alternative Exercise Agreement will terminate and the related Qualifying Award may then be exercised in accordance with the terms and conditions of the Qualifying Award without regard to the Alternative Exercise provisions.

(d) Other Terms of Alternative Exercise Agreements. No Alternative Exercise Agreement will have the effect of extending the term or otherwise changing the terms of any Qualifying Award (except as expressly contemplated hereby in respect of the consequences of exercise). No Alternative Exercise Agreement may be amended or terminated except as specifically provided herein.


3.3  Deferral of Special Awards

At the discretion of the Employer, up to 100% of any special award made to an Employee for employment, retention, recognition, achievement, retirement, or severance may be deferred under this Plan subject to any additional terms and conditions the Employer may impose.



<page 6>

3.5  Excess SSPP

Notwithstanding the above maximum deferral limits, the Participant may elect to defer the receipt of additional amounts of Base Salary calculated by the Administrator that would have been contributed to the SSPP but for the limits upon SSPP contributions and benefits established by Sections 401(a)(17), 402(g) and 415 of the Code. Such amounts will be credited to the Participant's Deferral Account.


3.6  Vesting

The Participant's right to receive Compensation deferred under this Article 3 and any earnings thereon will be 100% vested at all times. Notwithstanding the foregoing, any special award deferred under Section 3.3 and any earnings thereon may be subject to vesting terms.


                                    ARTICLE 4
                                MATCHING CREDITS


4.1  Amount

Matching Credits will be added by the Employer to the Participant's Deferral Account under this Plan equal to (i) one-half of the amount of Base Salary deferred under the Plan up to a maximum base salary Matching Credit equal to 3% of the Participant's Matching Base, plus (ii) one-half of the amount of Bonus deferred under the Plan up to a maximum bonus Matching Credit equal to 3% of the Bonus.


4.2  Vesting

The Participant's Matching Credits and earnings thereon for any calendar year will vest when the Participant has completed five years of service with an Affiliate, or upon the death, Retirement or Disability of the Participant.


                                    ARTICLE 5
                                DEFERRAL ACCOUNTS


5.1  Deferral Accounts

Solely for record keeping purposes, the Administrator will maintain a Deferral Account for each Participant with such subaccounts as the Administrator or its record keeper find necessary or convenient in the administration of the Plan.


5.2  Timing of Credits

(a) Annual Deferrals. The Administrator will credit to the Deferral Account the Annual Deferrals under Article 3 at the time the deferrals would otherwise have been paid to the Participant but for the Participation Election.

(b) Matching Credits. Until vested, Matching Credits under Article 4 will be conditionally credited to the Deferral Account at the same time the related deferrals are credited to the Deferral Account.

<page 7>

(c) Qualifying Award Gains. As of the Alternative Exercise date of a Qualifying Award, a Participant's Deferral Account will be credited with an amount equal to the gain that would have been realized by the Participant had the Qualifying Award been exercised without regard to the Alternative Exercise Agreement.

(d) Interest Crediting Dates. The Administrator will credit interest at the Crediting Rate to the Participant's Deferral Account on a daily basis, compounded annually.

(e) Statement of Accounts. The Administrator will periodically provide to each Participant a statement setting forth the balance of the Deferral Account maintained for the Participant.


                                    ARTICLE 6
                               RETIREMENT BENEFITS


6.1  Amount

Upon Retirement, the Employer will pay to the Participant a retirement benefit in the form provided in Section 6.2, based on the balance of the Deferral Account as of the Valuation Date in accordance with the Participant's prior elections. If paid as a lump sum, the retirement benefit will be equal to the Deferral Account balance. If paid in installments, the installments will be paid in amounts that will amortize the Deferral Account balance with interest credited at the Crediting Rate over the period of time benefits are to be paid. For purposes of calculating installments, the Deferral Account will be valued as of December 31 each year, and the subsequent installments will be adjusted for the next calendar year according to procedures established by the Administrator.


6.2  Form of Retirement Benefits

The Participant may elect on the Participation Election and the Alternative Exercise Agreement to have the retirement benefit paid:

       (i)    In a lump sum,

       (ii) In installments paid monthly over a period of 60, 120, or 180 months, or

       (iii) In a lump sum of a portion of the Deferral Account upon Retirement with the balance in installments paid monthly over a period of 60, 120, or 180 months.

If no valid election is made, the Administrator will pay the retirement benefit in installments over a 180-month period. Participants may change the form of payout by written election filed with the Administrator; provided, however, that if the Participant files the election less than 13 months prior to the date of Retirement, the payout election in effect 13 months prior to the date of Retirement will govern.


6.3  Commencement of Benefits

Payments will commence within 60 days after the date of Retirement.

<page 8>

6.4  Small Benefit Exception

Notwithstanding the foregoing, the Administrator may, in its sole discretion:

     (i) pay the benefits in a single lump sum if the sum of all benefits payable to the Participant is less than or equal to $3,500.00, or

     (ii) reduce the number of installments elected by the Participant to 120 or 60 if necessary to produce a monthly benefit of at least $300.00.



<PAGE 9>



                                    ARTICLE 7
                              TERMINATION BENEFITS


7.1  Amount
No later than 60 days after Termination of Employment, the Administrator will pay to the Participant a termination benefit equal to the vested balance of the Deferral Account as of the Valuation Date, or will commence installments, as provided in Section 7.2.


7.2  Form of Termination Benefits

The Administrator will pay the termination benefits in a single lump sum unless the Participant has previously elected payment to be made in three annual installments. Installments paid under this Section 7.2 will include interest at the Index Rate and will be redetermined annually to reflect adjustments in that rate. Notwithstanding the foregoing, any Termination for Cause will result in an immediate lump sum payout.


                                    ARTICLE 8
                                SURVIVOR BENEFITS


8.1  Pre-Retirement Survivor Benefit

If the Participant dies while actively employed by an Affiliate, the Administrator will pay a lump sum or commence monthly installments in accordance with the Participant's prior election within 60 days after the Participant's death. The payment(s) will be based on the Participant's Deferral Account balance as of the Valuation Date; provided however, that if the Participant's death occurs within ten years of (i) his or her initial Plan participation date, or (ii) January 1, 1995, whichever is later, then the Beneficiary's payment(s) will be based on twice the Participant's Deferral Account balance as of the Valuation Date. Notwithstanding the foregoing, the portion of the Deferral Account balance attributable to Alternative Exercises of Qualifying Awards and related earnings will not be doubled.


8.2  Post-Retirement Survivor Benefit

If the Participant dies after Retirement, the Administrator will pay to the Participant's Beneficiary an amount equal to the remaining benefits payable to the Participant under the Plan over the same period the benefits would have been paid to the Participant; provided however, if the Participant's death occurs within ten years of (i) his or her initial Plan participation date, or (ii) January 1, 1995, whichever is later, then the

<page 9>

Beneficiary's death benefit will be based on twice the Participant's Deferral Account balance as of the Valuation Date. Notwithstanding the foregoing, the portion of the Deferral Account balance attributable to Alternative Exercises of Qualifying Awards and related earnings will not be doubled.


8.3  Post-Termination Survivor Benefit

It the Participant dies following Termination of Employment, but prior to the payment of all benefits under the Plan, the Beneficiary will be paid the remaining balance in the Participant's account in a lump sum. No double benefit will apply.


8.4  Changing Form of Benefit

Beneficiaries may petition the Administrator once, and only after the death of the Participant, for a change in the form of survivor benefits. The Administrator may, in its sole and absolute discretion, choose to grant or deny such a petition.


8.5  Small Benefit Exception

Notwithstanding the foregoing, the Administrator may, in its sole discretion:

     (i) pay the benefits in a single lump sum if the sum of all benefits payable to the Beneficiary is less than or equal to $3,500.00, or

     (ii) reduce the number of installments elected by the Participant to 120 or 60 if necessary to produce a monthly benefit of at least $300.00.


                                    ARTICLE 9
                                   DISABILITY

Upon determination that a Participant has suffered a Disability, deferrals under the Plan will cease. The Administrator will pay Plan benefits upon the Participant's Retirement or death according to the Participant's prior election.


                                   ARTICLE 10
                                CHANGE OF CONTROL

Within two years after a Change of Control, any Participant or Beneficiary in the case of an Edison International Change of Control, or the affected Participants or Beneficiaries in the case of an Employer Change of Control, may elect to receive a distribution of the balance of the Deferral Account. There will be a penalty deducted from the Deferral Account prior to distribution pursuant to this Article 10 equal to 5% of the total balance of the Deferral Account (instead of the 10% reduction otherwise provided for in Section 11.2). If a Participant elects such a withdrawal, any on-going Annual Deferral will cease, and the Participant may not again be designated as an Eligible Employee until one entire calendar year following the calendar year in which the withdrawal was made has elapsed.


<page 10>

                                   ARTICLE 11
                      SCHEDULED AND UNSCHEDULED WITHDRAWALS


11.1  Scheduled Withdrawals

(a)  Election.  When  submitting  a  Participation  Election  or an  Alternative
Exercise Agreement, a Participant may elect to receive a distribution of a specific dollar amount or a percentage of the Annual Deferral or Qualifying Award gain deferral that will subsequently be made at a specified year in the future when the Participant will still be an active employee. In the case of Annual Deferrals, the election must be made on an In-Service Distribution Election Form and submitted concurrently with the Participation Election. In the case of Qualifying Awards, the election must be made on the Alternative Exercise Agreement at the time it is initially submitted to the Administrator. The election of a Scheduled Withdrawal will only apply to the Annual Deferral, Matching Credits and related earnings for that Deferral Period, or the Qualified Award gain specified on the Alternative Exercise Agreement and related earnings.

(b) Timing and Form of Withdrawal. The year specified for the Scheduled Withdrawal may not be sooner than the second calendar year following the calendar year in which the deferral occurs, or in the case of Alternative
Exercise Agreement, no sooner than the second calendar year following the calendar year in which the Qualifying Option is Alternatively Exercised. The Participant will receive a lump sum distribution of the amount elected on January 1st of the calendar year specified. Any Scheduled Withdrawal election will be superseded by distributions due to the Retirement, Termination of Employment or death of the Participant.

(c) Remaining Deferral Account. The remainder, if any, of the Participant's Deferral Account following payment of a Scheduled Withdrawal will continue in effect and will be distributed in the future according to the terms of the Plan and the Participant's elections.


11.2  Unscheduled Withdrawals

(a) Election. A Participant (or Beneficiary if the Participant is deceased) may request in writing to the Administrator an Unscheduled Withdrawal of all or a portion of the entire vested amount credited to the Participant's Deferral Account, including earnings, which will be paid within 30 days in a single lump sum; provided, however, that (i) the minimum withdrawal will be 25% of the Deferral Account balance, (ii) an election to withdraw 75% or more of the balance will be deemed to be an election to withdraw the entire balance, and
(iii) such an election may be made only once in a calendar year.

(b) Withdrawal Penalty. There will be a penalty deducted from the Deferral Account prior to an Unscheduled Withdrawal equal to 10% of the Unscheduled Withdrawal. If a Participant elects such a withdrawal, any on-going Annual Deferral will cease, and the Participant may not again be designated as an Eligible Employee until one entire calendar year following the calendar year in which the withdrawal was made has elapsed.

<page 11>

(c) Small Benefit Exception. Notwithstanding any of the foregoing, if the sum of all benefits payable to the Participant or Beneficiary who has requested the Unscheduled Withdrawal is less than or equal to $3,500.00, the Administrator may, in its sole discretion, elect to pay out the entire Deferral Account (reduced by the 10% penalty) in a single lump sum.


<PAGE 12>



                                   ARTICLE 12
                         CONDITIONS RELATED TO BENEFITS


12.1  Nonassignability

The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits will be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law. Notwithstanding the foregoing, the benefit payable to a Participant may be assigned in full or in part, pursuant to a domestic relations order of a court of competent jurisdiction.


12.2  Financial Hardship Distribution

A Participant may submit a hardship distribution request to the Administrator in writing setting forth the reasons for the request. The Administrator will have the sole authority to approve or deny such requests. Upon a finding that the Participant or the Beneficiary has suffered a Financial Hardship, the
Administrator may in its discretion, permit the Participant to cease any on-going deferrals and accelerate distributions of benefits under the Plan in the amount reasonably necessary to alleviate the Financial Hardship. If a distribution is to be made to a Participant on account of Financial Hardship, the Participant may not make deferrals under the Plan until one entire calendar year following the calendar year in which a distribution based on Financial Hardship was made has elapsed.


12.3  No Right to Assets

The benefits paid under the Plan will be paid from the general funds of the Employer, and the Participant and any Beneficiary will be no more than unsecured general creditors of the Employer with no special or prior right to any assets of the Employer for payment of any obligations hereunder. The Participant will have no claim to benefits from any other Affiliate.


12.4  Protective Provisions

The Participant will cooperate with the Administrator by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and signing such consents to insure or taking such other actions as may be requested by the Administrator. If the Participant refuses to cooperate, the

<page 12>

Administrator and the Employer will have no further obligation to the Participant under the Plan.


12.5  Withholding

The Participant or the Beneficiary will make appropriate arrangements with the Administrator for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the





<PAGE 13>



Administrator may provide, at its discretion, for such withholding and tax payments as may be required.


                                   ARTICLE 13
                               PLAN ADMINISTRATION

The Administrator will administer the Plan and interpret, construe and apply its provisions in accordance with its terms and will provide direction and oversight as necessary to management, staff, or contractors to whom day-to-day Plan operations may be delegated. The Administrator will establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator will be final and binding.


                                   ARTICLE 14
                             BENEFICIARY DESIGNATION

The Participant will have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan will be made in the event of the Participant's death. The Beneficiary designation will be effective when it is submitted in writing to the Administrator during the Participant's lifetime on a form prescribed by the Administrator.

The submission of a new Beneficiary designation will cancel all prior Beneficiary designations. Any finalized divorce or marriage of a Participant subsequent to the date of a Beneficiary designation will revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary, and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary. The spouse of a married Participant must consent in writing to any designation of a Beneficiary other than the spouse.

If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator will direct the distribution of the benefits to the Participant's estate. If a Beneficiary dies after commencement of payments to the Beneficiary, a lump sum of any remaining payments will be paid to that person's Beneficiary, if one has been designated, or to the Beneficiary's estate.

<page 13>

                                   ARTICLE 15
                        AMENDMENT OR TERMINATION OF PLAN


15.1  Amendment of Plan

Subject to the terms of Section 15.3, Edison International may amend the Plan at any time in whole or in part, provided, however, that the amendment (i) will not decrease the balance of the Participant's Deferral Account at the time of the amendment and (ii) will not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of the amendment. Edison International may amend the Crediting Rates of the Plan prospectively, in which case the Administrator will notify the Participant of the amendment in writing within 30 days after the amendment.


15.2  Termination of Plan

Subject to the terms of Section 15.3, Edison International may terminate the Plan at any time. If Edison International terminates the Plan, the date of the Termination of Employment will be treated as the date of Termination of Employment for the purpose of calculating Plan benefits, and the benefits the Participant is entitled to receive under the Plan will be paid to the Participant in a lump sum within 60 days.


15.3  Amendment or Termination After Change of Control

Notwithstanding the foregoing, Edison International will not amend or terminate the Plan without the prior written consent of affected Participants for a period of two calendar years following a Change of Control and will not thereafter amend or terminate the Plan in any manner which affects any Participant (or Beneficiary of a deceased Participant) who commences receiving payment of benefits under the Plan prior to the end of the two year period following a Change of Control.


15.4  Exercise of Power to Amend or Terminate

Except as provided in Section 15.3, Edison International's power to amend or terminate the Plan will be exercisable by the Compensation and Executive Personnel Committee of the Edison International Board of Directors.


15.5  Constructive Receipt Termination

Notwithstanding anything to the contrary in this Plan, in the event the Administrator determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan will terminate and distributions will be made to Participants in accordance with the provisions of Section 15.2 or as may be determined by the Administrator. The determination of the Administrator under this Section 15.5 will be binding and conclusive.

<page 14>
                                   ARTICLE 16
                          CLAIMS AND REVIEW PROCEDURES


16.1  Claims Procedure

The Administrator will notify a Participant in writing, within 90 days after his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Administrator determines that a Participant is not eligible for benefits or full benefits, the notice will set forth (1) the specific reasons for the denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Administrator determines that there are special circumstances requiring additional time to make a decision, the Administrator will notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.


16.2  Review Procedure

If a Participant is determined by the Administrator not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant will have the opportunity to have the claim reviewed by the Administrator by filing a petition for review with the Administrator within 60 days after receipt of the notice issued by the
Administrator. Said petition will state the specific reasons which the Participant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Administrator of the petition, the Administrator will afford the Participant (and counsel, if any) an opportunity to present his or her position to the Administrator orally or in writing, and the Participant (or counsel) will have the right to review the pertinent documents. The Administrator will notify the Participant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Administrator, but notice of this deferral will be given to the Participant. In the event of the death of the Participant, the same procedures will apply to the Participant's Beneficiaries.


16.3  Dispute Arbitration

Notwithstanding the foregoing, and because it is agreed that time will be of the essence in determining whether any payments are due to Participant or his or her Beneficiary under the Plan, a Participant or Beneficiary may, if he or she desires, submit any claim for payment under the Plan to arbitration. This right to select arbitration will be solely that of the Participant or Beneficiary and the Participant or Beneficiary may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on the Participant or Beneficiary, and the Participant or Beneficiary may choose in lieu thereof to bring an action in an appropriate civil court.

<page 15>

Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Participant only he or she can use the arbitration procedure set forth in this Section.

Any claim for arbitration may be submitted as follows: if a Participant or Beneficiary has submitted a request to be paid under the Plan and the claim is finally denied by the Administrator in whole or in part, the claim may be filed in writing with an arbitrator of the Participant's or Beneficiary's choice who is selected by the method described in the next four sentences. The first step of the selection will consist of the Participant or Beneficiary submitting a list of five potential arbitrators to the Administrator. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Administrator will select one of the five arbitrators as the arbitrator for the dispute in question. If the Administrator fails to select an arbitrator within one week after receipt of the list, the Participant or Beneficiary will then designate one of the five arbitrators for the dispute in question.

The arbitration hearing will be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing will be allowed without the mutual consent of Participant or Beneficiary and the Administrator. Absence from or nonparticipation at the hearing by either party will not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

The arbitrator's award will be rendered as expeditiously as possible and in no event later than one week after the close of the hearing.

In the event the arbitrator finds that the Administrator or the Employer has breached the terms of the Plan, he or she will order the Employer to pay to Participant or Beneficiary within two business days after the decision is rendered the amount then due the Participant or Beneficiary, plus, notwithstanding anything to the contrary in the Plan, an additional amount equal to 20% of the amount actually in dispute. This additional amount will constitute an additional benefit under the Plan. The award of the arbitrator will be final and binding upon the Parties.

The award may be enforced in any appropriate court as soon as possible after its rendition. The Administrator will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Administrator or the Employer has not breached the terms of the Plan and (2) the claim by Participant or his or her Beneficiary was not made in good faith. Otherwise, the Participant or his or her Beneficiary will be considered the prevailing party. In the event that the Administrator is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Administrator) including stenographic reporter, if employed, will be paid by the losing party. In the event that the Participant or his or her Beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by Participant or his

<page 16>


or her Beneficiary in pursuing his or her claim), including the fees of a stenographic reporter, if employed, will be paid by the Employer.


                                   ARTICLE 17
                                  MISCELLANEOUS


17.1  Successors

The rights and obligations of each Employer under the Plan will inure to the benefit of, and will be binding upon, the successors and assigns of the Employer.


17.2  ERISA Plan

The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA. Edison International is the named fiduciary.


17.3  Trust

The Employers will be responsible for the payment of all benefits under the Plan. At their discretion, the Employers may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. The trust or trusts may be irrevocable, but an Employer's share of the assets thereof will be subject to the claims of the Employer's creditors. Benefits paid to the Participant from any such trust will be considered paid by the Employer for purposes of meeting the obligations of the Employer under the Plan.


17.4  Employment Not Guaranteed

Nothing contained in the Plan nor any action taken hereunder will be construed as a contract of employment or as giving any Participant any right to continued employment with the Employer or any other Affiliate.


17.5  Gender, Singular and Plural

All pronouns and variations thereof will be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.


17.6  Captions

The captions of the articles and sections of the Plan are for convenience only and will not control or affect the meaning or construction of any of its provisions.


17.7  Validity

If any provision of the Plan is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provisions of the Plan.




<PAGE 17>



17.8  Waiver of Breach

The waiver by Edison International of any breach of any provision of the Plan by the Participant will not operate or be construed as a waiver of any subsequent breach by the Participant.


17.9  Applicable Law

The Plan will be governed and construed in accordance with the laws of California except where the laws of California are preempted by ERISA.


17.10  Notice

Any notice or filing required or permitted to be given to Edison International under the Plan will be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of Edison International, directed to the attention of the Administrator. The notice will be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.

IN WITNESS WHEREOF, Edison International has restated this Plan effective the 1st day of January, 1998.


EDISON INTERNATIONAL





Lillian R. Gorman
-------------------
Lillian R. Gorman
Vice President



<PAGE 18>